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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-66732 on Form S-8 of our report dated March 8, 1996 (March 21, 1996, as to the second paragraph of Note 2), appearing in the Annual Report on Form 10-K of National Transaction Network, Inc. for the year ended December 31, 1995.

Deloitte & Touche LLP
Boston, Massachusetts
March 22, 1996


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